                                                                EXHIBIT d(11)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                     RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS



                                                              MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                                             (AS A PERCENTAGE OF AVERAGE NET ASSETS)
---------------------------------          ---------------------------------------------------------------------
                                           Class A      Class B     Class C     Class I      Class Q     Class Q
                                           -------      -------     -------     -------      -------     -------
ING Real Estate Fund Initial Term
Expires May 31, 2004                        1.45%        2.20%       2.20%       1.00%        1.45%       1.45%

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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